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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Amazon.com, Inc. of our report dated May 3, 1999 relating to the financial statements of e-Niche Incorporated, which appears in the Current Report on Form 8-K of Amazon.com, Inc. dated May 12, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 17, 1999